Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (this “AGREEMENT”), effective as of April 4, 2008 (“EFFECTIVE DATE”), is entered into by and among Depomed, Inc. (collectively with its AFFILIATES, “DEPOMED”), a California corporation having its principal place of business in Menlo Park, California, and Teva Pharmaceuticals USA, Inc., a Delaware corporation having its principal place of business in North Wales, Pennsylvania (collectively with its AFFILIATES, “TEVA”).

RECITALS

WHEREAS, DEPOMED commenced Civil Action No. C-06-0100 CRB against IVAX Corporation and IVAX Pharmaceuticals, Inc. (collectively, “IVAX”) in the United States District Court for the Northern District of California (the “ACTION”), asserting infringement of United States Patent Nos. 6,340,475 and 6,635,280;

WHEREAS, IVAX asserted counterclaims against DEPOMED in the ACTION;

WHEREAS, DEPOMED and IVAX desire to amicably resolve the ACTION and all claims that have been and/or could be asserted therein by them;

WHEREAS, IVAX is an AFFILIATE of TEVA;

NOW, THEREFORE, for good, valuable and reciprocal consideration of the foregoing recitals, together with the license, payment, releases and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, DEPOMED and TEVA agree as follows:

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

AGREEMENT

1.             DEFINITIONS

In this AGREEMENT, the capitalized words and phrases recited below shall have the following meanings:

1.1           “AFFILIATE(S)” shall mean any corporation or other entity that was, currently is, or in the future is, directly or indirectly, controlled by, controlling or under common control with the recited entity.  For this purpose, “control” shall mean (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock, voting rights or share capital of the recited entity, or at least fifty percent (50%) interest in the income of such entity, or (b) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body thereof.

1.2           [***]

1.3           “LICENSED PATENTS” shall mean (i) United States Patent No. 6,340,475 issued January 22, 2002 and any United States patent application or patent that claims priority based on United States patent application serial number 09/282,233 filed on March 29, 1999, including all continuations, continuations-in-part, divisionals, re-examinations, extensions or reissues of any such patent application or patent; and (ii) United States Patent No. 6,635,280 issued October 21, 2003 and any United States patent application or patent that claims priority based on United States patent application serial number 10/045,823 filed on November 6, 2001, including all continuations, continuations-in-part,

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission divisionals, re-examinations, extensions or reissues of any such patent application or patent.

1.4           “LICENSED PRODUCTS” shall mean TEVA’s Metformin ER products approved by the Food and Drug Administration pursuant to Abbreviated New Drug Application Nos. 76-545, 76-269 and 76-864 for sale in the TERRITORY.

1.5           “PARTIES” shall mean DEPOMED, IVAX and TEVA and “PARTY” means any of them.

1.6           “ROYALTY PAYMENT CAP” shall mean TWO MILLION FIVE HUNDRED THOUSAND United States dollars ($2,500,000.00).

1.7           “TERRITORY” shall mean the fifty states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, and all other territories and possessions of the United States.

1.8           “THIRD PARTY” shall mean any party other than DEPOMED or TEVA.

2.             LICENSE GRANT

2.1           Subject to the terms and conditions herein, DEPOMED hereby grants to TEVA, who accepts the same, a non-exclusive, non-transferable, perpetual and irrevocable right and license (without the right to sublicense) under the LICENSED PATENTS, or any foreign counterparts thereof only to the extent that the LICENSED PRODUCT is made outside the TERRITORY [***] for use in the TERRITORY, to make, have made, use, import, sell, and offer to sell LICENSED PRODUCTS in or for the TERRITORY for the duration of this AGREEMENT.  Notwithstanding the foregoing, TEVA may grant a limited sublicense to THIRD PARTIES for the sole purpose of manufacturing and distributing the LICENSED PRODUCTS for TEVA.

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

2.2           TEVA acknowledges and agrees that DEPOMED retains the right to use the LICENSED PATENTS and grant licenses of the LICENSED PATENTS.  All such licenses shall be subject to the license set forth in Section 2.1.

3.             TERM

3.1           This AGREEMENT shall become effective as of the EFFECTIVE DATE.

4.             PAYMENTS

4.1           One Time Payment.  In consideration for the license granted under the LICENSED PATENTS hereunder and within two (2) business days after the EFFECTIVE DATE, TEVA shall pay DEPOMED a one-time payment in the amount of SEVEN MILLION FIVE HUNDRED THOUSAND United States dollars ($7,500,000.00).  The payment shall be made in United States Dollars and by electronic funds transfers in accordance with wire transfer instructions provided to TEVA by DEPOMED or by any other mutually acceptable form of fund transfer.

4.2           Royalty Payments.  In consideration for the license granted under the LICENSED PATENT(S) hereunder, from and after April 1, 2008, and until expiration of the last to expire of the LICENSED PATENTS, TEVA agrees to pay DEPOMED a royalty payment equal to [***]  TEVA shall pay DEPOMED the royalty due hereunder within five (5) business days after receipt of the invoice contemplated by the immediately preceding sentence.  Notwithstanding the foregoing, the obligations of TEVA to make royalty payments under this Section 4.2 shall terminate at such time as TEVA has paid DEPOMED royalties under this Section 4.2 in an aggregate amount equal to the ROYALTY

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

PAYMENT CAP.  As such, the aggregate payments under Sections 4.1 and 4.2 shall not exceed TEN MILLION United States dollars ($10,000,000.00).

4.3           Taxes.  Each PARTY shall be separately and individually responsible for the tax consequences, if any, to that PARTY associated with the payments made hereunder.

4.4           Notwithstanding Section 4.3, where required by law, TEVA shall have the right to withhold applicable taxes from any payment to be made by TEVA to DEPOMED according to section 4.2.  TEVA shall provide DEPOMED with receipts from the appropriate taxing authority for all payments of taxes withheld and paid by TEVA to such authorities on behalf of DEPOMED.

4.5           [***]

4.6           [***]

4.7           Nothing in the foregoing Sections 4.4 through 4.6 shall be interpreted to diminish or change in any way the ROYALTY PAYMENT CAP or the maximum amount DEPOMED may receive from TEVA of TEN MILLION United States dollars ($10,000,000.00) pursuant to Sections 4.1 and 4.2.

5.             DISMISSAL AND RELEASES

5.1           Dismissal.  Promptly upon the receipt of the payment pursuant to Section 4.1, DEPOMED and IVAX shall cause to be filed a fully executed stipulated dismissal in the form attached hereto as Exhibit A.

5.2           DEPOMED hereby covenants that DEPOMED will not sue, assert any claim or counterclaim against, or otherwise participate in any action or proceeding against TEVA—or any of its customers, suppliers, importers, manufacturers, or distributors—or cause or authorize any person or entity to do any of the foregoing, in each case claiming or otherwise asserting that the manufacture, use, importation, sale or offer for sale of (in or for the TERRITORY) any TEVA product AB-rated to Glucophage XR®, infringes any LICENSED PATENT or any foreign counterpart thereof (but such foreign counterparts only to the extent that the applicable product is made outside the TERRITORY only for use in the TERRITORY), whether occurring before, on or after the EFFECTIVE DATE.

5.3           TEVA’s Releases.  TEVA hereby irrevocably releases, acquits and forever discharges DEPOMED and its predecessors and successors in interest, officers, directors, owners, executives, employees, agents, attorneys, representatives, subsidiaries, partners, joint ventures, insurers, underwriters, trustees-in-bankruptcy, past or future parents, successors in interest or assigns of the LICENSED PATENTS, and permitted assigns of any of the foregoing from any and all claims or liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that were or could have been brought in the ACTION (including as if a claim for patent infringement had been brought against TEVA in the ACTION).  Notwithstanding the foregoing, TEVA reserves its rights to raise any and all claims, defenses and counterclaims that were or could have been raised in the ACTION in any future action regarding the LICENSED PATENTS and any product other than the LICENSED PRODUCTS.  TEVA agrees not to raise any claim, defense or counterclaim as an avoidance of its obligations to make the payments specified in Sections 4.1 and 4.2 herein.

5.4           DEPOMED’s Release.  DEPOMED hereby irrevocably releases, acquits and forever discharges TEVA and its predecessors and successors in interest, officers, directors, owners, executives, employees, agents, attorneys, representatives, subsidiaries, partners, joint ventures, insurers, underwriters, trustees-in-bankruptcy, past or future parents, successors in interest or assigns of the LICENSED PRODUCTS, and permitted assigns of any of the foregoing, and its customers, suppliers, manufacturers and distributors, from any and all claims or liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that were or could have been brought in the ACTION (including as if a claim for patent infringement had been brought against TEVA in the ACTION).  Notwithstanding the foregoing, DEPOMED reserves its rights to raise any and all claims, defenses and counterclaims that were or could have been raised in the ACTION in any future action regarding the LICENSED PATENTS and any product other than the LICENSED PRODUCTS.

5.5           General Releases.  The releases of this Section include an express, informed, knowing and voluntary waiver and relinquishment to the fullest extent permitted by law.  The releasing PARTY acknowledges that it may have sustained damages, losses, costs or expenses that are presently unknown and unsuspected and that such damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future.  The releasing PARTY further acknowledges that it has negotiated this AGREEMENT taking into account presently unsuspected and unknown claims, counterclaims, causes of action, damages, losses, costs and expenses arising from or relating to the ACTION and the releasing PARTY voluntarily and with full knowledge of its significance, expressly waives and relinquishes any and all rights it may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on general releases.  Specifically, with respect to any releases in this AGREEMENT, the releasing PARTY waives any right available under the provisions of Section 1542 of the California Civil Code or any other statute or common law principle of similar effect.  Section 1542 provides:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5.6           The PARTIES acknowledge, understand, and agree that the settlement memorialized herein is a compromise of disputed claims, and that such compromise is not to be construed as an admission of infringement, validity and/or enforceability of the LICENSED PATENTS.  The PARTIES further agree that this AGREEMENT may not be used against a PARTY for any purpose in connection with any future litigation relating to the LICENSED PATENTS, except in any action brought to enforce the terms of this AGREEMENT.  The PARTIES further agree that neither PARTY shall argue that another PARTY is precluded or barred in any way under any legal principle, in any action regarding the LICENSED PATENTS and any product other than the LICENSED PRODUCTS, from taking positions inconsistent with or contesting the correctness of any of the rulings made in the ACTION.

5.7           The PARTIES further acknowledge that they are not relying and have not relied on any representation or statement made by DEPOMED, IVAX and/or TEVA with respect to the facts involved in the ACTION, or with regard to their rights or asserted rights in regard to the ACTION.  The PARTIES hereby assume the risk of any mistake of fact with regard to the ACTION or any of the facts that are now unknown to them relating thereto.  The PARTIES acknowledge that they may later discover facts different from or in addition to those that they know or believe to be true with respect to the claims released herein, and agree that in such event, this AGREEMENT shall nevertheless remain effective in all respects, notwithstanding such different or additional facts or discovery of those facts.

5.8           Nothing in this Section 5 shall prevent any PARTY from providing discovery to the extent required to comply with an order of a court of competent jurisdiction compelling such PARTY to provide discovery, and such compliance shall not be deemed to be directly or indirectly assisting the pursuit of any dispute.

6.             REPRESENTATIONS AND WARRANTIES

6.1           DEPOMED represents and warrants that DEPOMED owns all right, title and interest in the LICENSED PATENTS as of the EFFECTIVE DATE.

6.2           Each PARTY hereto warrants and represents to the other PARTIES that its execution hereof has been duly authorized by all necessary corporate action of such PARTY and will hold harmless any PARTY to this AGREEMENT for attorneys’ fees, costs, expenses, or damages incurred or paid as a result of any assertion that such person or entity lacks such authority.

7.             CONFIDENTIALITY

7.1           The specific terms of this AGREEMENT shall be confidential and no PARTY may authorize the public disclosure beyond that already made as of the date of this AGREEMENT to legal, accounting and financial consultants, unless such disclosure is compelled by a court or administrative agency or otherwise required by law, or applicable requirements of the securities exchange on which a PARTY’s securities are listed.  In the event a PARTY is compelled or required by law to disclose such information (by reason of compliance with securities laws or requirements or otherwise), reasonable notice shall be provided to the other PARTY so that the PARTIES will use commercially reasonable efforts to agree upon the content of the disclosure, and the extent of such disclosure will not exceed that necessary to comply with applicable law or requirements.  With respect to any information contained in a public disclosure permitted under this paragraph, this confidentiality provision no longer applies to such information.

8.             NOTICES

8.1           Any notice given under this AGREEMENT shall be in writing and transmitted by registered mail and facsimile to the following addresses:

If to DEPOMED:

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, CA 94025

Facsimile:  (650) 462-9993

Attn:  President

With a copy to:

Michael K. Plimack

Heller Ehrman LLP

333 Bush Street
San Francisco, CA  94104-2878

Facsimile:  (415) 772-2021

If to TEVA:

Richard Egosi

Senior Vice President and General Counsel

Teva North America
425 Privet Rd.
Horsham, PA 19044

Facsimile:  (215) 293-6499

With a copy to:

John L. North

Sutherland, Asbill & Brennan LLP

999 Peachtree Street, NE
Atlanta, GA  30309-3996

Facsimile:  (404) 853-8806

8.2           Deemed Service. Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Any PARTY may give written notice of a change of address and, after notice of such change has been received, any notice shall thereafter be given to such PARTY as above provided at such changed address.

9.             INDEPENDENT CONTRACTOR

9.1           Each PARTY is an independent contractor and has no power, and will not represent that it has any power, to bind any other PARTY or to assume or create any obligation or responsibility on behalf of any other PARTY.  Nothing in this AGREEMENT shall be deemed to create any partnership, joint venture or franchise relationship among the PARTIES.

10.          GENERAL PROVISIONS.

10.1         Patent Marking.  TEVA shall use commercially reasonable efforts to mark, within the meaning of 35 U.S.C. 287, all LICENSED PRODUCTS with the numbers of the LICENSED PATENTS (as soon as practicable after the EFFECTIVE DATE).  DEPOMED will provide TEVA with the numbers of any LICENSED PATENTS that issue subsequent to the EFFECTIVE DATE and TEVA shall use commercially reasonable efforts to amend its marking accordingly as soon as practicable thereafter.  Notwithstanding the foregoing, TEVA’s obligations under this Section 10.1 will not be enforced unless DEPOMED shall also use commercially reasonable efforts to mark, or cause to be marked, within the meaning of 35 U.S.C. 287, all DEPOMED and THIRD PARTY products (other than Glucophage XR®) covered by or licensed under the LICENSED PATENTS.

10.2         Entire Agreement.  This AGREEMENT constitutes the entire agreement and understanding among the PARTIES hereto with respect to its subject matter and terminates and supersedes any prior or contemporaneous agreements or understandings relating to such subject matter.  None of the provisions of this AGREEMENT may be waived or modified except in writing signed by the

PARTIES, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein.

10.3         No Waiver.  No delay or omission on the part of any PARTY to this AGREEMENT in requiring performance by another PARTY or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this AGREEMENT.

10.4         Attorneys’ Fees.  In the event of any action to enforce this AGREEMENT or on account of any breach of or default under this AGREEMENT, the prevailing PARTY in such action shall be entitled to recover, in addition to any other relief to which it may be entitled, all reasonable attorneys’ and experts’ fees incurred by the prevailing PARTY in connection with such action (including, without limitation, any appeal thereof).

10.5         Governing Law; Jurisdiction and Venue.  This AGREEMENT shall be interpreted, construed and enforced in accordance with the laws of the State of California without reference to its choice of law rules, except to the extent preempted by the laws of the United States of America.  With respect to all disputes arising in connection with this AGREEMENT and the dismissal of the ACTION, the PARTIES consent to jurisdiction, including personal and/or subject matter, and venue in the United States District Court for the Northern District of California, or to the extent that that Court refuses to exercise such jurisdiction, in the Superior Court of California for the County of Santa Clara.  The PARTIES waive their right to object to, or challenge, the jurisdiction or venue of said court.

10.6         Interpretation of Agreement.  This AGREEMENT is the product of an arms-length negotiation among the PARTIES, with each of the PARTIES being represented by legal counsel of its choice.  Accordingly, in any interpretation of this AGREEMENT, it shall be deemed that this AGREEMENT was prepared jointly by the PARTIES, and no ambiguity shall be construed or resolved against any PARTY on the premise or presumption that such PARTY was responsible for drafting this AGREEMENT.  Section and subsection headings in this AGREEMENT are included for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose or be given any substantive effect.

10.7         Further Assurances.  Each of the PARTIES shall do, or cause to be done, all such further acts, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further documentation as any other PARTY to this AGREEMENT reasonably requires to carry out the purposes of this AGREEMENT.

10.8         Counterparts.  This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

10.9         Severability/No Termination.  If any provision of this AGREEMENT is held to be illegal, invalid, or otherwise unenforceable, such provision shall be enforced to the maximum extent possible consistent with the stated intention of the PARTIES, or, if incapable of such enforcement, then such provision shall be excluded from this AGREEMENT and the balance of this AGREEMENT shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  Neither this AGREEMENT nor any of its provisions shall be subject to termination by any PARTY to this AGREEMENT.

10.10       Assignment.  This AGREEMENT is personal to the PARTIES, and no PARTY may assign this AGREEMENT or any right, obligation, or benefit under this AGREEMENT in whole or in part, except in conjunction with a change in ownership, reorganization, merger, acquisition, or the sale or transfer of all or substantially all of a PARTY’s business or assets (“ASSIGNMENT EVENT”), either voluntarily, by operation of law, or otherwise.  In the event of an ASSIGNMENT EVENT, the rights and obligations under this AGREEMENT shall survive any such event.

IN WITNESS WHEREOF, each PARTY hereto, on behalf of itself and its AFFILIATES, has executed this AGREEMENT effective as of the EFFECTIVE DATE.

Depomed, Inc.		Teva Pharmaceuticals USA, Inc.

By:	/s/ Carl A. Pelzel	By:	/s/ William S. Marth

Name: Carl A. Pelzel		Name: William S. Marth

Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

		By:	/s/ David Stark

Name: David Stark

Title: Deputy General Counsel

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Schedule 2.1

[***]

Exhibit A

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

DEPOMED, INC., a California corporation,

Plaintiff,	STIPULATION OF DISMISSAL

v.

IVAX CORPORATION, a Florida corporation, and IVAX PHARMACEUTICALS, INC., a Florida corporation,	Case No.: C-06-0100 CRB

Defendants.

STIPULATED DISMISSAL OF ALL CLAIMS AND COUNTERCLAIMS

Pursuant to Federal Rules of Civil Procedure 41(a)(1) and 41(c), Plaintiff and Counterdefendant DEPOMED, INC. and Defendants and Counterclaimants IVAX CORPORATION and IVAX PHARMACEUTICALS, INC. hereby stipulate to the dismissal of all claims and counterclaims asserted by them in the above-styled action.  Each side will bear its own fees and costs.

Dated: , 2008	HELLER EHRMAN LLP

	By	/s Michael K. Plimack
MICHAEL K. PLIMACK

Attorneys for Plaintiff
DEPOMED, INC.

Dated: , 2008	SUTHERLAND ASBILL & BRENNAN LLP

	By	/s John North
JOHN L. NORTH

Attorneys for Defendants
IVAX, CORPORATION and
IVAX PHARMACEUTICALS, INC.

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